Exhibit 8

GALLAHER GROUP Plc

List of Subsidiaries

Gallaher Group Plc is the beneficial owner of all (unless specified) of the equity share capital of its principal subsidiaries, either itself or through subsidiary undertakings. The principal subsidiaries, all of which are unlisted, are shown below.

Country of
Name	Incorporation	Principal activity

Gallaher Limited (a)	England	Manufacture, marketing and distribution of tobacco products in the UK
Benson & Hedges Limited	England	Ownership of trademarks of tobacco products
Gallaher Asia Limited	Hong Kong	Marketing and importation of tobacco products in Asia Pacific markets
Gallaher Belgium SA	Belgium	Marketing and importation of tobacco products in Benelux markets
Gallaher Canarias SA	Spain	Marketing and distribution of tobacco products in the Canary Islands
Gallaher (Dublin) Limited	Republic of Ireland	Marketing and distribution of tobacco products in the Republic of Ireland
Gallaher France EURL	France	Marketing of tobacco products in France
Gallaher Hellas SA	Greece	Marketing and distribution of tobacco products in Greece
Gallaher International Limited	England	Marketing of tobacco products outside the UK
Gallaher Italia SRL	Italy	Marketing and importation of tobacco products in Italy
Gallaher Kazakhstan LLC	Kazakhstan	Manufacture, marketing and distribution of tobacco products in Kazakhstan
Gallaher Nederlands B.V.	Netherlands	Marketing and importation of tobacco products in the Netherlands
Gallaher Polska Sp z.o.o.	Poland	Manufacture, marketing and distribution of tobacco products in Poland
Gallaher Spain SA	Spain	Marketing of tobacco products in Spain
Gallaher Switzerland SA	Switzerland	Marketing and distribution of tobacco products in developing markets (Africa, Middle East and South America)
OOO Gallaher Liggett-Ducat	Russia	Marketing and distribution of tobacco products in Russia
Liggett-Ducat CJSC	Russia	Manufacture of tobacco products in Russia
Gallaher Ukraine CJSC	Ukraine	Manufacture, marketing and distribution of tobacco products in Ukraine
Austria Tabak GmbH & Co KG	Austria	Manufacture of tobacco products in Austria
Austria Tabak GmbH	Germany	Marketing and distribution of tobacco products in Germany
Gallaher Austria Tabak Europe GmbH & Co. KG	Austria	Marketing and distribution of tobacco products in Europe
Gallaher Sweden AB	Sweden	Marketing and importation of tobacco products in Scandinavia
Gallaher Snus AB	Sweden	Manufacture, marketing and distribution of snuff tobacco in Sweden
Tobaccoland Handels GmbH & Co. KG	Austria	Distribution of tobacco and non-tobacco products in Austria
Tobaccoland Automatengesellschaft mbH & Co. KG (63.9%)	Germany	Tobacco vending operations in Germany
Cita Tabacos de Canarias SL	Spain	Manufacture, marketing and distribution of tobacco products in the Canary Islands, Spanish Peninsular and Portugal

(a) Shares held directly by Gallaher Group Plc.